UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REPUBLIC AIRWAYS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268

Dear Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held on June 6, 2007 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268.

The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked (a) to elect seven directors of the Company, (b) to approve the Republic Airways Holdings Inc. 2007 Equity Incentive Plan and (c) to approve an Amendment to our Amended and Restated Certificate of Incorporation. At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

Thank you for your cooperation.

Very truly yours,
BRYAN K. BEDFORD
Chairman of the Board of Directors,
President and Chief Executive Officer
April 30, 2007

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 6, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Airways Holdings Inc. (the “Company”) will be held on June 6, 2007 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268, for the following purposes:

(1)         To elect seven directors to serve for the ensuing year;

(2)         To approve the Republic Airways Holdings Inc. 2007 Equity Incentive Plan;

(3)         To approve an Amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 150,000,000; and

(4)         To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 25, 2007 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors
ROBERT H. COOPER
Secretary
Indianapolis, Indiana
April 30, 2007

 REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana  46218

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders of the Company to be held on June 6, 2007 at 10.00 a.m., local time, and at any postponements or adjournments thereof. This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 30, 2007.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of (a) the election of directors, (b) the approval of the Republic Airways Holdings Inc. 2007 Equity Incentive Plan and (c) the approval of an Amendment to our Amended and Restated Certificate of Incorporation. In addition, management will report on the performance of the Company during 2006 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about April 30, 2007 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 25, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting. If you are “street name” stockholders and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

“Limitation On Voting By Foreign Owners” at the end of this proxy statement contains a description of restrictions on voting by stockholders who are not “U.S. Citizens”, as defined by applicable rules and regulations.

What are the voting rights of the holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter acted upon. On April 15, 2007, there were 41,298,778 shares of common stock outstanding.

What constitutes a quorum?

The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date,                           shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least                      votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been attained.

What is a broker non-vote?

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions are not allowed to vote client proxies on Proposal No. 2 relating to the adoption of the 2007 Equity Incentive Plan and Proposal No. 3 relating to the adoption of an Amendment to the Amended and Restated Certificate of Incorporation, but are allowed to vote client proxies on Proposal No. 1 relating to the election of directors.

If you are the beneficial owner of the Company’s common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide your nominee voting instructions, they will not be able to vote your shares on the Proposal No. 2 to approve the 2007 Equity Incentive Plan or the Proposal No. 3 to approve an Amendment to the Amended and Restated Certificate of Incorporation.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope, it will be voted as you direct or you may vote by telephone or on the Internet following the instructions on the proxy card. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in “street name,” please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in ADP Investor Communications Services’ online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

Can I receive more than one set of annual meeting materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone (317) 484-6000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although, attendance at the meeting alone will not by itself revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

Our independent directors recommend to our Board of Directors individuals as nominees for election to our Board of Directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Board of Directors does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors. In identifying and evaluating nominees for director, the Board of Directors considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

The Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria the Board of Directors uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Board of Directors: (i) your name, mailing address and telephone number, (ii) the suggested nominee’s name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, (iv) the suggested nominee’s resume or other description of his or her background and experience and (v) your reasons for suggesting that the individual be considered. The information should be sent to the Board of Directors addressed as follows: Board of Directors Nominations, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2007 Annual Meeting at its principal office at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268 no earlier than March 20, 2007 and no later than May 4, 2007.

All seven of the director nominees identified in this proxy statement currently serve as directors of the Company and all have been nominated by our full Board of Directors, including all of our independent directors, for re-election. The Company has not paid a fee to any third party for the identification or evaluation of any candidates for our Board of Directors.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, as set forth in the notice of meeting on the cover page of this proxy statement, Proposal No. 2, for the approval of the 2007 Equity Incentive Plan, and Proposal No. 3, for the approval of an Amendment to our Amended and Restated Certificate of Incorporation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors.   The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked “WITHOUT AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of 2007 Equity Incentive Plan.   The approval of the 2007 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the total voting power of the Company’s common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Approval of Amendment to Amended and Restated Certificate of Incorporation.   The approval of an Amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the total voting power of the Company’s common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Other Items.   For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2007 of each person who is known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address	Shares Beneficially Owned	Percentage Beneficially Owned(1)
WexAir LLC(2)	4,633,463	11.2%
Wexford Capital LLC(2)	4,663,463	11.3%
Charles E. Davidson(2)	4,663,463	11.3%
Joseph M. Jacobs(2)	4,663,463	11.3%
Royal Capital Management, L.L.C.(3)	2,629,100	6.4%
Robert W. Medway(3)	2,629,100	6.4%
Yale M. Fergang(3)	2,629,100	6.4%
FMR Corp.(4)	4,636,139	11.2%
Orbis Investment Management Limited Orbis Asset Management Limited(5)	3,004,130	7.3%
Dimensional Fund Advisors LP(6)	3,479,842	8.4%

(1)          For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 15, 2007. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 15, 2007 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)          WexAir LLC, Wexford Capital LLC, Charles E. Davidson and Joseph M. Jacobs together filed a Schedule 13D Amendment No. 7 on March 21, 2007 indicating that, as of March 21, 2007, (a) WexAir LLC has sole voting and dispositive power over 4,633,463 shares, (b) Wexford Capital has sole voting and dispositive power over 30,000 shares and shared voting and dispositive power over 4,633,463 shares, (c) Messrs. Davidson and Jacobs each has shared voting and dispositive power over 4,663,463 shares. Wexford Capital LLC may, by reason of its status as managing member of WexAir LLC, be deemed to own beneficially the shares of common stock of which WexAir LLC possesses beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, be reason of his status as a controlling person of Wexford Capital LLC, be deemed to own beneficially the shares of common stock of which WexAir LLC and Wexford Capital LLC possess beneficial ownership. Each of Messrs. Davidson and Jacobs disclaims beneficial ownership of the shares of common stock owned by WexAir LLC and Wexford Capital LLC. Wexford Capital LLC disclaims beneficial ownership of the shares of common stock owned by WexAir LLC. The address of the beneficial owners is Wexford Plaza, 411 West Putnam Avenue, Greenwich, Connecticut 06830.

(3)          Royal Capital Management, L.L.C., Robert W. Medway and Yale M. Fergang together filed a Schedule 13G on February 14, 2007, indicating that, as of December 31, 2006, each of them has sole voting and dispositive power over 2,629,100 shares. As the principals of Royal Capital Management, LLC, Messrs. Yale and Fergang may direct the vote and disposition of the 2,629,100 shares of common stock beneficially owned by Royal Capital Management, LLC. The address of the beneficial owners is 623 Fifth Avenue, 24th Floor, New York, New York 10022.

(4)          FMR Corp filed a Schedule 13G on February 14, 2007, indicating that, as of December 31, 2006, FMR Corp. has sole voting power over 602,530 shares and sole dispositive power over 4,636,139 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,963,609 shares or 9.336% of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. These investment companies, trusts and accounts are the “Funds.”

Edward C. Johnson 3d, Chairman of FMR Corp, and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 3,963,609 shares owned by the Funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 28,404 shares or 0.067% of the common stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole voting and dispositive power over 28,404 shares of the Company.

Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 644,126 shares or 1.517% of the outstanding common stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 644,126 shares and sole power to vote or to direct the voting of 574,126 shares of Common Stock owned by the institutional accounts managed by PGATC. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)          Orbis Investment Management Limited (“OIML”) and Orbis Asset Management Limited (“OAML”) together filed a Schedule 13G on February 14, 2007, indicating that, as of December 31, 2006, they have the sole voting and dispositive power over 3,004,130 shares. OIML and OAMl together filed the Schedule 13G because they may be deemed to constitute a group for the purpose of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. OIML is the beneficial owner of 2,967,130 shares or 6.95% of the common stock. OAML is the beneficial owner of 37,000 shares or 0.08% of the common stock. The address of OIML and OAML is 34 Bermudiana Road, Hamilton, HM11, Bermuda.

(6)          Dimensional Fund Advisors LP (“Dimensional”), filed a Schedule 13G on February 1, 2007, indicating that, as of December 31, 2006, Dimensional has sole voting and dispositive power over 3,479,842 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.”

In its role as investment advisor or manager, Dimensional possess investment and/or voting power over the common stock of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all the shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2007 of

•       each executive officer named in the summary compensation table;

•       each of our directors; and

•       all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Bryan K. Bedford(3)	750,442	1.8%
Robert H. Cooper(4)	19,408	*
Wayne C. Heller(5)	190,354	*
Joseph M. Jacobs(6)(7)	4,648,463	11.3%
Douglas J. Lambert(8)	15,000	*
Jay L. Maymudes(9)	15,000	*
Lawrence J. Cohen(10)	15,000	*
Mark E. Landesman(11)	15,000	*
Mark L. Plaumann(12)	15,000	*
All directors and executive officers as a group (9 persons)(13)	5,683,666	13.6%

                 * Less than 1%.

       (1) Unless otherwise indicated, the address of all persons is c/o Republic Airways Holdings, 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

       (2) For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 15, 2007. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 15, 2007 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

       (3) lncludes 531,625, shares subject to stock options and 18,817 restricted shares as to which Mr. Bedford has voting power but not investment power.

       (4) lncludes 10,000 shares subject to stock options and 9,408 restricted shares as to which Mr. Cooper has voting power but not investment power.

       (5) Includes 105,947 shares subject to stock options and 9,408 restricted shares as to which Mr. Heller has voting-power but not investment power.

       (6) WexAir LLC, Wexford Capital LLC, Charles E. Davidson and Joseph M. Jacobs together filed a Schedule 13D Amendment No. 7 on March 21, 2007 indicating that, as of March 21, 2007, (a) WexAir LLC has sole voting and dispositive power over 4,633,463 shares, (b) Wexford Capital has sole voting and dispositive power over 30,000 shares and shared voting and dispositive power over 4,633,463 shares, (c) Messrs. Davidson and Jacobs each has shared voting and dispositive power over 4,663,463 shares. Wexford Capital LLC may, by reason of its status as managing member of WexAir LLC, be deemed to own beneficially the shares of common stock of which WexAir LLC possesses beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, be reason of his status as a controlling person of Wexford Capital LLC, be deemed to own beneficially the shares of common stock of which WexAir LLC and Wexford Capital LLC possess beneficial ownership. Each of Messrs. Davidson and Jacobs disclaims beneficial ownership of the shares of common stock owned by WexAir LLC and Wexford Capital LLC. Wexford Capital LLC disclaims beneficial ownership of the shares of common stock owned by WexAir LLC. The address of the beneficial owners is Wexford Plaza, 411 West Putnam Avenue, Greenwich, Connecticut 06830.

       (7) Includes 15,000 shares subject to stock options.

       (8) Consists of shares subject to stock options. The address of Mr. Lambert is c/o Alvarez & Marsal Inc., 101 East 52nd Street, 7th Floor, New York, New York 10022.

       (9) Consists of shares subject to stock options.

(10) Consists of shares subject to stock options. The address of Mr. Cohen is c/o Pembroke Companies, Inc., 70 East 55th Street, 7th Floor, New York, New York 10022.

(11) Consists of shares subject to stock options. The address of Mr. Landesman is c/o ML Management Associates, Inc., 125 W. 55th Street, 8th Floor, New York, New York 10019.

(12) Consists of shares subject to stock options. The address for Mr. Plaumann is: 340 Pemberwick Road, 1st Floor, Greenwich, CT 06831.

(13) lncludes 737,572 shares subject to stock options and 37,631 restricted shares.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of SEC Regulation S-K. This Code of Ethics applies to our principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics is publicly available on our website at republic-airways.net. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was formed in May 2004 and currently consists of Mark L. Plaumann, Lawrence J. Cohen and Douglas J. Lambert. They are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers have served on the board or compensation committee (or other committee serving as equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the 2008 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Our current Board of Directors consists of seven members, four of whom are “independent” within the meaning of Rule 4200(a)(15) of The NASDAQ Global Select Market. The four consist of Messrs. Cohen, Lambert, Landesman and Plaumann. All of the nominees have been recommended by all of our independent directors for election to our Board of Directors and all have consented to serve if elected. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The Company currently has seven members on its Board of Directors. Each of the Company’s directors holds office until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier, as provided in our by-laws. No family relationship exists among any of the directors or executive officers.

The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Bryan K. Bedford	45	1999

Bryan K. Bedford joined us in July 1999 as our president and chief executive officer and a member of our board of directors and became chairman of the board in May 2004. From July 1995 through July 1999, Mr. Bedford was the president and chief executive officer and a director of Mesaba Holdings, Inc., a publicly owned regional airline. He has over 18 years of experience in the regional airline industry, and was named regional airline executive of the year in 1998 by Commuter and Regional Airline News and again in 2005 by Regional Airline World magazine. Mr. Bedford is a licensed pilot and a certified public accountant. He also served as the 1998 Chairman of the Regional Airline Association (RAA), and remains on the Board of Directors of the RAA.

Lawrence J. Cohen	51	2002

Lawrence J. Cohen has been a director since June 2002. He is the owner and President of Pembroke Companies, Inc., an investment and management firm that he founded in 1991. The firm makes investments in and provides strategic management services to real estate and specialty finance related companies. From 1989 to 1991, Mr. Cohen worked at Bear Stearns & Co. where he attained the position of Managing Director. From 1983 to 1989, Mr. Cohen served as first Vice President in the Real Estate Group of Integrated Resources, Inc. From 1980 to 1983, Mr. Cohen was an associate at the law firm of Proskauer Rose Goetz & Mendelsohn. Mr. Cohen is a member of the bar in both New York and Florida.

Joseph M. Jacobs	54	1998

Joseph M. Jacobs has been a director since May 1998, and served as Vice-Chairman of the Board from May 1998 to August 2001. He co-founded Wexford Capital LLC in 1994 and serves as its President. From 1982 to 1994, Mr. Jacobs was employed by Bear Stearns & Co., Inc. where he attained the position of Senior Managing Director. From 1979 to 1982, he was employed as a commercial lending officer at Citibank, N.A. Mr. Jacobs is a director of several privately-held companies in which Wexford Capital has an investment.

Douglas J. Lambert	49	2001

Douglas J. Lambert has been a director since August 2001. He is presently a Managing Director in the Debtor Advisory and Crisis Management Group of Alvarez & Marsal Inc. From 1994 to 2003, Mr. Lambert was a Senior Vice President of Wexford Capital LLC. From 1983 to 1994, Mr. Lambert held various financial positions with Integrated Resources, Inc.’s Equipment Leasing Group, including Treasurer and Chief Financial Officer. He is a certified public accountant.

Mark E. Landesman	46	2002

Mark E. Landesman has been a director since June 2002. Mr. Landesman is President of ML Management Associates, Inc., an entertainment business management firm, which he founded in 1988. The firm is responsible for the financial affairs for numerous entertainment industry clients. Mr. Landesman also serves as an officer and/or director of numerous privately held entities managed by ML Management Associates, Inc. Mr. Landesman is a member of the Media Entertainment Roundtable Committee and he is a Certified Public Accountant.

Jay L. Maymudes	46	1998

Jay L. Maymudes has been a director since May 1998. He joined Wexford Capital LLC in 1994, became a Principal in 1997 and serves as Wexford’s Chief Financial Officer. From 1988 to 1994, Mr. Maymudes was the Chief Financial Officer of Dusco, Inc., a real estate investment advisory firm which managed publicly traded and privately-held real estate investment trusts. He is a certified public accountant. Mr. Maymudes is a director of several privately-held companies in which Wexford Capital has an investment.

Mark L. Plaumann	51	2002

Mark L. Plaumann has been a director since June 2002. He is presently a Managing Member of Greyhawke Capital Advisors LLC, which he co founded in 1998. Mr. Plaumann is presently a director and the chair of the audit committee of ICx Corp. and a director of GalleryPlayer, Inc. From 1995 to 1998, Mr. Plaumann was a Senior Vice President of Wexford Capital LLC. From 1990 to 1995, Mr. Plaumann was employed by Alvarez & Marsal, Inc. as a Managing Director. From 1985 to 1990, Mr. Plaumann worked for American Healthcare Management, Inc., where he attained the position of President. From 1974 to 1985, Mr. Plaumann worked in both the audit and consulting divisions of Ernst & Young, where he attained the position of Senior Manager and he is a certified public accountant. Mr. Plaumann is the Chair of our Audit Committee, is an “audit committee financial expert” and is independent as defined under applicable SEC and Nasdaq rules.

Policy Regarding Director Attendance

The Company encourages members of its Board of Directors to attend annual stockholders meetings. Mr. Bedford attended the 2006 annual meeting of stockholders.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors is composed of a majority of directors who satisfy the criteria for independence under Rule 4200(a)(15) of The NASDAQ Stock Market. In determining independence, the Board of Directors affirmatively determines, among other items, whether the directors have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board of Directors has determined that Messrs. Cohen, Lambert, Landesman and Plaumann are all independent directors.

Committees of the Board of Directors

The Company has established a Compensation Committee, Audit Committee, and Nominating Committee. Each member of the committees has been determined by the Board of Directors to be “independent” within the meaning of Rule 4200(a)(15) of The NASDAQ Stock Market and, in addition, each member of the Audit Committee is “independent” within the meaning of applicable rules and regulations of the SEC regarding the independence of audit committee members.

Compensation Committee.   The Compensation Committee reviews and recommends to the Board of Directors the salaries and benefits for all employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee consists of Mr. Lambert, Chair, and Messrs. Plaumann and Cohen.

Audit Committee.   The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee consists of Messrs. Cohen, Plaumann and Landesman, all of whom are independent within the meaning of the NASDAQ corporate governance and SEC rules. Our Board of Directors has determined that Mark Plaumann, the chairman of the Audit Committee, is an “audit committee financial expert.”

Nominating Committee.   The Nominating Committee is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board at annual meetings of the Company’s stockholders and filing any vacancies or newly created directorships on the Board of Directors. The Nominating Committee is currently composed of Messrs.                 ,                  , and                  . The Nominating Committee is newly established in April 2007.

The charters of the Audit Committee, Compensation Committee and Nominating Committee are available on the Company’s website http://www.rjet.com/investorrelations.htm.

Executive Committee.   Our Board of Directors has a standing Executive Committee which consists of Messrs. Bedford, Jacobs and Maymudes. The Executive Committee approves the Company’s charitable contributions and transactions involving the purchase and leasing of aircraft whose value does not exceed $25,000,000 individually or $440,000,000 in the aggregate for any given transaction.

2006 Board and Committee Meetings

The Board of Directors held a total of 4 meetings in 2006. The Compensation Committee held a total of 1 meetings in 2006. The Audit Committee held a total of 4 meetings in 2006. All of the directors attended at least 75% of the meetings of the Board of Directors and any committees on which they served during 2006.

Non-Employee Director Compensation for Fiscal 2006

We pay each of our non-employee directors an annual fee of $25,000 for each fiscal year in which they serve as a director and an additional fee of $1,300 for every board of directors meeting they attend. Each non-employee director also receives an additional fee of $2,500 per year for serving on the Compensation Committee and $2,500 per year for serving on the Executive Committee (as well as an additional annual fee of $2,500 per year for serving as the chairman of the executive committee and $2,500 per year for serving as the chairman of the compensation committee). In addition, each non-employee director receives an additional fee of $5,000 per year for serving on the Audit Committee (as well as an additional annual fee of $10,000 per year for serving as the chairman of the Audit Committee and an additional fee of $1,300 for every Audit Committee meeting they attend).

Each non-employee director was automatically granted options to purchase 10,000 shares of common stock on the day prior to the commencement of the initial public offering of our common stock with an exercise price of $13.00, our initial public offering price. Each director who first becomes a non-employee director after the initial public offering of our common stock will automatically be granted options to purchase 10,000 shares of our common stock under our 2002 Equity Incentive Plan, if approved by stockholders at the 2007 annual meeting, on the first trading day following his or her commencement of service as a non-employee director. In addition, each non-employee director will generally be granted an option to purchase 2,500 shares of common stock on the date of each annual meeting of stockholders at which he or she is reelected as a non-employee director. A non-employee director is any member of our Board of Directors who is not employed by or a consultant to us or any of our subsidiaries and includes any director who serves as one of our officers but is not paid by us for this service. The exercise price per share covered by an option granted shall be equal to the fair market value of the common stock on the date of grant. Subject to remaining in continuous service with the Company through each applicable vesting date, a director’s initial option grant will become exercisable as follows: with respect to 1/24 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant, and with respect to 1/48 of the shares covered thereby on the first day of each successive month for the next 24 months. Each annual option grant shall, subject to the director remaining in continuous service with the Company through each applicable vesting date, become vested with respect to 1/12 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant. Upon the cessation of a non-employee director’s service, such individual will generally have 180 days to exercise all options that are exercisable on the termination date. If a director’s service terminates by reason of his or her death or disability, his or her beneficiary will generally have 12 months to exercise any portion of a director option that is exercisable on the date of death. Except as otherwise provided herein, if not previously exercised, each option granted shall expire on the tenth anniversary of the date of grant. Upon a change in control as defined in the 2002 Equity Incentive Plan, vesting of the options held by a non-employee director will accelerate and become fully vested.

The following table relates to the compensation of our non-employee directors in 2006:

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Option Awards ($)(2)(3) (d)	Total ($) (h)
Lawrence J. Cohen	$42,900	$16,116	59,016
Joseph M. Jacobs	$31,400	$16,116	47,516
Douglas J. Lambert	$35,200	$16,116	51,316
Mark E. Landesman	$40,400	$16,116	56,516
Jay L. Maymudes	$32,700	$16,116	48,816
Mark L. Plaumann	$51,600	$16,116	67,716

(1)          Represents (a) the annual retainer of $25,000, (b) compensation for serving on the committees, (c) compensation for serving as the chairman of the committees and (d) compensation for attendance at all Board and committee meetings.

(2)          “Option Awards” represent the dollar amount recognized as an expense with respect to non-employee directors option awards on the Company’s audited financial statements for the 2006 fiscal year in accordance with FASB Statement No. 123(R), Share-Based Payment (FASB No. 123(R)), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by FASB Statement No. 123(R). Option expense is charged to earnings over the relevant period of vesting service. The fair value of the each option award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility of 40% to 58%, expected term of one to four years, a risk free interest rate of 2.00% to 4.97% and a dividend yield of zero.

(3)          The aggregate number of options granted to non-employee directors for 2006 was 15,000, and the aggregate number of options awards outstanding at the fiscal year end was 90,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires that Company’s executive officers and directors, and person who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers, directors and greater, we believe that during fiscal 2006 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except for one late filing made on behalf of Mr. Bedford.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1—ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We and the Compensation Committee believe that executive compensation should be closely related to increased stockholder value. One of our strengths contributing to the Company’s successes is a strong management team, many of whom have been with us for a number of years. The compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to our continued success, principally by linking portions of compensation with the attainment of key business objectives. Performance-based-compensation, equity participation and a strong alignment to stockholder’s interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our strategic business goals and reflect our performance. The compensation program reflects the following principles:

•       Compensation should encourage increased stockholder value.

•       Compensation programs should reflect and promote our values and reward individuals for outstanding contributions towards business goals.

•       Compensation programs should enable us to attract and retain highly qualified professionals.

•       All compensation policies and all compensation decisions are designed to reward employees, including the named executive officers, who have demonstrated the capacity to contribute to our financial and competitive performance, thereby furthering the main objective of our compensation program—increasing shareholder value.

Implementing Our Objectives

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and potential to enhance shareowner value. Specific factors affecting compensation decisions for the named executives include:

•       the nature, scope and level of the executive’s responsibilities;

•       our overall performance and profitability, measured by our end of the year and year-to-year financial and operational data;

•       the executive’s performance (which, in the case of the named executives, primarily relate to their effectiveness in leading our initiatives to increase productivity, cash flow, income and revenue growth and the value we provide to our customers); and

•       the compensation levels of executive officers at our peer group airlines.

Our named executives have employment agreements with the Company which extend until June and July of 2008. These employment agreements provide for minimum levels of base salary and bonus. The remainder of the named executives’ compensation is discretionary and is performance based. We do not adhere to rigid formulas in setting this compensation.

The financial data that we take into account in setting our executive officers’ compensation includes our revenue, pre-tax profit, “pre-tax margin,” net income and the “cost per available seat mile excluding fuel.” “Pre-tax margin” is the profitability of the Company before taxes are paid. The pre-tax margin is calculated by dividing pre-tax earnings by revenues and then multiplying by 100. The result is expressed as a percentage. “Cost per available seat mile” is expressed in cents to operate each seat mile offered, and is determined by dividing our total operating and interest expenses less fuel expense by “available seat miles.” “Available seat miles” is a measure of our airline flights’ carrying capacity. It is equal to the number of seats available multiplied by the number of miles flown. “Cost per available seat mile” is frequently used to allow a cost comparison between different airlines.

The operational data that we take into account in setting our executive officers’ compensation includes the number of aircraft at year end, the number of departures, the number of “block hours,” that is, hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft.

We also look at the Company’s stock price and the enhanced value that the named executives provided to shareholders. The return to shareholders is an important element in determining the size of the overall compensation package awarded to our named executives and in fixing their equity grants.

We attempt to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial and operational measures as well as the performance of the Company’s common stock. Our goal is to motivate our named executives to deliver superior performance and to retain their services with the Company on a cost-effective basis.

Employment Agreements of the Named Executives

In February 2007, we amended the employment agreements of our named executives to provide for one year extensions of the agreements, and for increased base salaries and minimum bonuses. At the same time, we granted additional options and restricted stock in the Company to our named executives. We had made no equity grants to the named executives since 2004, and their base salaries and minimum bonuses had been unchanged since 2004. The employment agreements with our named executives were to expire in June and July of 2007, absent the amendments. The employment agreements provide a limited amount of severance to the named executives, generally at least to the end of the employment term.

Role of the Compensation Committee and Management

Generally, our management provides our Compensation Committee with recommendations regarding the annual incentive compensation of all named executive officers and certain other employees in November of each year. The Compensation Committee believes that the management’s insight to our business as well as their experience in the airline industry combine to provide a valuable resource to the Compensation Committee with respect to our executive compensation arrangements. The management analyzes our overall performance and profitability, using both financial and operational measures, to provide a basis for the executive compensation. The management also analyzes compensation levels of similarly situated peer companies in the airline industry to ensure that our compensation arrangements are in line with companies of our size. The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation. These determinations are made by our Compensation Committee based on its own analysis and judgment and the recommendations of the management.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Impact of Tax Treatments on Compensation

Section 162(m) of the Code limits the annual tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if the Code requirements are met. Because we became a public company in 2004, we are exempted from the limits of Section 162(m) with respect to compensation received from the exercise of stock options and the vesting of restricted stock granted under our 2002 Equity Incentive Plan.

Our annual cash compensation paid to named executive officers has not exceeded $1 million for 2006 or prior years. The 2007 Equity Incentive Plan if approved by shareholders will allow us to qualify future compensation paid to the named executives as performance based if the other requirements of Section 162(m) are complied with. See PROPOSAL NO. 2—APPROVAL OF THE REPUBLIC AIRWAYS HOLDINGS INC. 2007 EQUITY TERM INCENTIVE PLAN—U.S. Federal Income Tax Consequences page 35.

While we intend to seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation are the retention and motivation of superior executive talent rather than tax-based considerations.

Equity Grant Practices

Option grants are made by the Compensation Committee at the times needed to meet appropriate deadlines for compensation-related decisions. Our consistent practice is that the exercise price for every stock option is the closing price on The NASDAQ Global Select Market on the date of grant. The exercise price of options is not less than the fair market value of the shares on the date of grant.

Elements of Compensation

Our executive compensation is comprised of two principal components, namely base salary and incentives. Incentives generally consist of stock options, restricted shares and cash awards paid to our senior management executives. Non-guaranteed portions of bonuses payable to senior executives are generally tied to our overall performance and that of the executive. In addition, we offer our executive officers severance arrangements and fringe benefits and perquisites, each of which is intended to serve the overall compensation philosophy.

Base Salary.   We pay our named executive officers a base salary to remain competitive in the market. The Company’s salary levels for our named executive officers were set under employment agreements entered into with each named executive in 2003, as amended in 2004 and 2007. The base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, the Company’s operational performance, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job. On an annual basis, the Compensation Committee may decide to increase the salary of our named executives.

Bonus.   In order to provide incentives for annual performance, we believe that a substantial portion of each named executive’s compensation should be in the form of a bonus. Our employment agreements with the named executives provide for minimum cash bonuses. The remainder of each executive’s bonus is determined by the Compensation Committee in its discretion. The Compensation Committee believes that such bonus is appropriate to promote our interests as well as those of our stockholders by providing our named executives with financial rewards upon achievement of specified business objectives, which the Compensation Committee believes will ultimately increase the value of our stock, as well as help us attract and retain our named executive officers by providing attractive compensation opportunities.

In order to set cash bonuses for each year, the Compensation Committee examines the named executive officer’s performance during the year, the financial and operational performance of the Company relative to plan and on a year-to-year basis and the compensation levels of similarly situated executives at our peer companies. Cash bonuses, if any, are then granted at the end of each calendar year to the named executive officers based on these factors. In addition to individual performance, we take into account various items of financial data, including revenue, pre-tax profit, pre-tax margin, net income and the “cost per available seat mile excluding fuel, and operational data, including the number of aircraft at year end, the number of departures, the number of “block hours” that is hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft, in determining bonuses for each year, as well as the compensation levels of named executive officers at our peer airlines.

Long-Term Incentive Awards

The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with an increase in the value of our common stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned. We believe that these awards will provide our named executives with an incentive to remain in their positions with us.

Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of our common stock at a specified price in the future, as well as restricted stock. The grant of equity awards is based in large part on a key employee’s potential contribution to our growth and profitability, based on the Compensation Committee’s discretionary evaluation.

Options are granted at the prevailing market value of our common stock on the date of grant and will only have value if our stock price increases. On the other hand, restricted stock gives the executives the opportunity to own our stock once the restriction on the restricted stock lapses. Restricted stock serves as a reward for past performance as well as an incentive towards future performance. Because we are a relatively young company, and we are focused on providing incentives to our executive officers for continued growth and on providing them with tax effective compensation, most of our incentive compensation grants have been in the form of stock options. Generally, grants of options and restricted stock vest over a period of time and executives must be employed by us for such options and restricted stock to vest.

Unlike some other peer companies, we did not grant any long-term equity incentives to the named executives in 2005 or 2006. We have historically granted equity awards at the time we entered into amended employment agreements with our named executive officers, which occurred in 2004 and in 2007. We granted stock options to the named executive officers in 2004 and 2007 and granted restricted stock to our executive officers in 2007.

Effective January 1, 2006, the Company adopted SFAS 123R, Share-Based Payment, whereby the Company recognizes compensation expense for outstanding equity awards as well as future equity awards over the requisite period of service.

Long-term incentive awards have been made to our named executive officers pursuant to the 2002 Equity Incentive Plan. Because no further shares are available for future grants under the 2002 Plan, we are recommending to shareholders that they adopt a new equity incentive plan, the 2007 Equity Incentive Plan. See Proposal 2—Approval of the Company’s 2007 Equity Incentive Plan. Under the terms of both the 2002 and 2007 plans, awards may be made at such times and upon such vesting and other conditions as determined by the Compensation Committee, and may be made in the form of (a) stock options, including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as ISOs, (b) restricted shares of common stock, (c) restricted stock units and (d) other equity-based awards related to shares of common stock, including stock appreciation rights and dividend equivalents.

Severance Arrangements.   In connection with the employment agreements we entered into with each named executive officer, the Compensation Committee determined that the adoption of a severance plan structure which is competitive with those offered by similarly situated public companies in the airline industry would advance the objectives which the Compensation Committee has established for our executive compensation program by assisting us in recruiting and retaining top-level talent. In addition, the Compensation Committee believes that formalizing our severance practices benefits us by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is severed.

The selection of the measures used to determine the amounts payable upon the happening of certain events as well as the selection of the types of events which trigger severance payments, represent the determination by the Compensation Committee and our Board of Directors regarding the best position for us to be in should any such event occur in light of the objectives which have been established for our executive compensation program. The severance plan structure also benefits us by virtue of the confidential information, non-competition, non-solicitation provisions, which inure to our benefit in the event that an eligible executive severs employment with us. See Termination of Employment and Change-in-Control Agreements at page 25 below for a description of the severance and non-compete provisions of the employment agreements of our named executives.

Fringe Benefits and Perquisites.   Our named executive officers are eligible to participate in 401(k), disability, medical and group insurance plans generally available to our executives.

Determining Compensation for the Named Executives in 2006

In setting our executive officers’ compensation for fiscal 2006, we looked at the financial and operational data for the Company on a year-to-year basis for the years 2002 through 2005, and at the expected figures for 2006, taking into account actual results for the first three calendar quarters of 2006 and estimated results for the fourth quarter of 2006. We also looked at the growth or improvement in these figures from 2005 to 2006 and compared the expected figures for 2006 with our business plan for the year 2006.

In determining each named executive’s base salary for 2006, the Compensation Committee considered our performance during 2005 and the level of compensation paid to the highest paid executive at comparable public companies. The Compensation Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to the executive, including the performance of the executive, and level of his experience, ability and knowledge of the job.

The Compensation Committee also determined it appropriate to increase the cash bonus to each named executive for his services to us in 2006. In determining the amount of such cash bonus, the Compensation Committee reviewed the cash bonus compensation paid to our other named executive officers and our performance during 2006.

Between 2002 and 2006, we saw a steady increase in revenue, pre-tax profit, pre-tax margin and net income and a decrease in cost per available seat mile from $0.134 to $0.112. Our numbers of aircraft at year end, departures, block hours and enplanements all increased steadily each year starting in 2002. Our fleet of aircraft increased steadily from 2002 to 2006. We exceeded our business plan for 2006 with respect to most of these figures, namely revenue, pre-tax profit, pre-tax margin, net income, departures and enplanements; hit our 2006 target on number of aircraft at year end and came very close to plan on the other figures, namely cost per available seat mile, block hours and aircraft additions.

In determining compensation for the year 2006, the Compensation Committee considered our financial performance, including revenue, pre-tax profit, pre-tax margin, net income and cost per available seat mile. In addition, the Committee considered our operational performance, including numbers of aircraft, departures, block hours enplanements and aircraft additions. In determining executive compensation for the year 2006, the Compensation Committee also considered the following operational highlights: (i) the addition of 29 aircraft to our operation; (ii) hiring and training of 790 additional employees, including 370 pilots and 320 fight attendants and (iii) execution of a new code-share agreement with Continental Airlines and the amendment of our code-share agreement with U.S. Airways. Code sharing refers to a practice where a flight operated by us is jointly marketed as a flight for one or more other airlines. Most major airlines today have code sharing partnerships with other airlines, and code sharing is a key feature of the major airline alliances.

The Compensation Committee also considers compensation levels of the executive officers of similarly situated peer companies in the airline industry, including Skywest, Inc., Mesa Air Group, Inc., ExpressJet Holdings, Inc., AirTran Airways and Alaska Air Group, Inc., and, before its merger with U.S. Airways, America West Holdings Corporation, to ensure that our compensation arrangements are in line with companies of our size; to attract and retain executive talent and to align each executive’s interests with those of shareholders. Based on this market assessment, we believe that our total compensation for the named executive officers for 2006 is competitive with our peer group. While we review the compensation of similarly situated executives at our peer companies in setting compensation levels for our named executive officers, we do not engage in benchmarking of compensation or any element of compensation.

Extension of Executive Employment Agreements and New Equity Grants in 2007

The Compensation Committee took into account the actual results for 2006, in deciding upon the one-year extensions of the employment agreements, to June 30 and July 31, 2008, and in the new equity grants we provided to our named executives in February of 2007. In fixing the terms of the new employment agreements and equity grants, the Committee considered the Company’s superior financial and operational results for the 2006 fiscal year. For the full year ended December 31, 2006, operating revenues increased 26.3% to $1.14 billion, compared to $0.91 billion for the same period last year. The Company also reported net income of $79.5 million for 2006, or $1.82 per diluted share. Net income improved 31.1% compared to $60.7 million, or $1.66 per diluted share, in 2005. Weighted average diluted common shares outstanding increased from 36.5 million to 43.6 million, or 19.3% as a result of the Company’s follow on offerings of common stock in February and July 2005. Total available seat miles (ASMs) for 2006 increased 39.6% from 2005 to 9.2 billion and block hours increased 20.0% from 2005 to over 556,000 in 2006. During the year, the Company placed into service twenty-nine 70-seat regional jet aircraft. Operating cost per ASM (CASM), including interest expense but excluding fuel decreased to 7.60¢ in 2006 from 8.10¢ in 2005.

In setting the new employment agreements and equity awards, the Compensation Committee also considered the increased share price of the Company’s common stock, which was in the range of $19 when the Company made its determination on equity grants and extension of the employment agreements. By contrast, in 2005, the high and low prices of our common stock on The NASDAQ National Market (now the NASDAQ Global Select Market) were $16.85 and $10.51, and in the first three quarters of 2006, the high and low prices on The NASDAQ National Market were $17.67 and $13.57.

In approving the amended employment agreements, the Committee wanted to reward the named executives for the enhanced value they had delivered to shareholders and to provide them with incentives for continued superior performance.

Bryan K. Bedford

Cash Compensation.   Mr. Bedford was awarded total cash compensation for his services to us in 2006 in the amount of $939,000. Of this sum, $340,000 represents Mr. Bedford’s annual base salary for 2006 and $599,000 represents an amount paid to Mr. Bedford as a cash bonus. The base salary and cash bonus paid to Mr. Bedford for 2006 constituted approximately 27% and 47%, respectively, of the total compensation paid to Mr. Bedford as set forth in the “Total” column in the Summary Compensation Table. There was no change in Mr. Bedford’s annual base salary from 2004 to 2006.

Based on the Company’s year-to-year financial and operational performance and Mr. Bedford’s having led us to improve operational and financial results for 2006, we determined to increase Mr. Bedford’s cash bonus from $360,000 in 2003, $321,466 in 2004 and $436,000 in 2005 to $599,000 in 2006.

Long-Term Incentive Awards.   On December 27, 2004, the Compensation Committee granted long-term incentive awards to Mr. Bedford under the 2002 Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 240,000 shares of our common stock at a purchase price of $13.00 per share, which becomes vested and exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on July 31, 2005 (so that the option will become fully exercisable on June 30, 2007) and (ii) a stock option to purchase 278,100 shares of our common stock at a purchase price of $13.00 per share, which becomes vested and exercisable with respect to 1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

Employment Agreement.   We entered into an employment agreement with Mr. Bedford in July 2003. The agreement was amended in December 2004 and February 2007. Mr. Bedford’s current annual base salary and minimum cash bonus are $340,000 and $170,000, respectively. Effective July 1, 2007, Mr. Bedford’s annual base salary and minimum cash bonus will increase to $450,000 and $337,500, respectively.

2007 Incentive Awards.   Also, on February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Bedford under the Plan in the form of the following: (a) a stock option to purchase

220,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 18,817 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock option) with respect to 1/12th of the shares on the last day of each month beginning on July 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Bedford’s employment agreement, dated February 20, 2007.

Robert H. Cooper

Cash Compensation.   Mr. Cooper was awarded total cash compensation for his services to us in 2006 in the amount of $625.875. Of this sum, $175,000 represents Mr. Cooper’s annual base salary for 2006 and $450,875 represents an amount paid to Mr. Cooper as a cash bonus, as determined by his employment agreement. The base-salary and cash bonus paid to Mr. Cooper for 2006 constituted approximately 22% and 57%, respectively, of the total compensation paid to Mr. Cooper as set forth in the “Total” column in the Summary Compensation Table. There was no change in Mr. Cooper’s base salary from 2004 to 2006.

Based on the Company’s year-to-year financial and operational performance and Mr. Cooper’s having helped us to achieve improved results for 2006, we determined to increase Mr. Cooper’s cash bonus from $250,000 in 2003 and 2004 and $362,759 in 2005 to $450,875 in 2006.

Long-Term Incentive Awards.   On December 27, 2004, the Compensation Committee granted a long-term incentive award to Mr. Cooper under the Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 120,000 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on August 31, 2005 (so that the option will become fully exercisable on June 30, 2007) and (ii) a stock option to purchase 135,960 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

Employment Agreement.   We entered into an employment agreement with Mr. Cooper in August 2003. The agreement was amended in December 2004 and February 20, 2007. Mr. Cooper’s current annual base salary and minimum cash bonus are $175,000 and $70,000, respectively. Effective August 1, 2007, Mr. Cooper’s annual base salary and minimum cash bonus will increase to $225,000 and $112,500, respectively. The employment agreement was extended until July 31, 2008.

2007 Incentive Awards.   On February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Cooper under the Plan in the form of the following: (a) a stock option to purchase 110,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 9,408 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock option) with respect to 1/12th of the shares on the last day of each month beginning on August 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Cooper’s employment agreement, dated February 20, 2007.

Wayne C. Heller

Cash Compensation.   Mr. Heller was-awarded total cash compensation for his services to us in 2006 in the amount of $625,875. Of this sum, $170,000 represents Mr. Heller’s annual base salary for 2006 and $432,736 represents an amount paid to Mr. Heller as a cash bonus, as determined by his employment agreement. The base salary and cash bonus paid to Mr. Heller for 2006 constituted approximately 22% and 57%, respectively, of the total compensation paid to Mr. Heller as set forth in the “Total” column in the Summary Compensation Table. There was no change in Mr. Cooper’s base salary from 2004 to 2006.

Based on the Company’s year-to-year financial and operational performance and Mr. Heller’s having helped us to achieve improved results for 2006, we determined to increase Mr. Heller’s cash bonus from $225,000 in 2003 and 2004 and $363,500 in 2005 to $432,756 in 2006.

Long-Term Incentive Awards.   On December 27, 2004, the Compensation Committee granted a long-term incentive award to Mr. Heller under the Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 120,000 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on August 31, 2005 (so that the option will become fully exercisable on June 30, 2007) and (ii) a stock option to purchase 74,160 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

Employment Agreement.   We entered into an employment agreement with Mr. Heller in August 2003. The agreement was amended in December 2004 and February 20, 2007. Mr. Heller’s current annual base salary and minimum cash bonus are $170,000 and $68,000, respectively. Effective August 1, 2007, Mr. Heller’s annual base salary and minimum cash bonus will increase to $225,000 and $112,500, respectively. The employment agreement was extended until July 31, 2008.

2007 Incentive Awards.   On February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Heller under the Plan in the form of the following: (a) a stock option to purchase 110,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 9,408 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock option) with respect to 1/12th of the shares on the last day of each month beginning on August 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Heller’s employment agreement, dated February 20, 2007.

Future Periods

The foregoing discussion describes the compensation objectives and policies which we utilized with respect to our named executive officers during 2006. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2006 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the Board of Directors and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2006 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Douglas J. Lambert, Chair
Mark L. Plaumann
Lawrence J. Cohen

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bryan K. Bedford President and Chief Executive Officer	2006	$340,000	$599,000	$314,548	$8,892	$1,262,440
Robert Cooper Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2006	$175,000	$450,875	$157,274	$7,000	$790,149
Wayne C. Heller Executive Vice President and Chief Operating Officer	2006	$170,000	$432,756	$157,274	$4,708	$764,738

(1)          All of the salaries and bonuses for the named executives in 2006 were paid in cash.

(2)          “Option Awards” represent the dollar amount recognized as an expense with respect to option awards on the Company’s audited financial statements for the 2006 fiscal year in accordance with FASB Statement No. 123(R), Share-Based Payment (SFAS No. 123(R)), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by FASB Statement No. 123(R). No amounts of option awards were forfeited by the named executives in 2006. Option expense is charged to earnings over the relevant period of vesting service and relates to the awards granted to the named executive officers in December of 2004. The fair value of the each option award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility of 40%. expected term of four years and a risk free interest rate of two percent.

(3)          “All Other Compensation” reflects compensation paid by us to our named executive officers as 401(k) matching contributions.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Bryan K. Bedford(1)	108,525 448,100	0 70,000	$1.75 $13.00	7/31/08 12/27/2014
Robert Cooper(2)	215,960	40,000	$13.00	12/27/2014
Wayne C. Heller(3)	147,248	40,000	$13.00	12/27/2014

(1)          On December 27, 2004, Mr. Bedford was granted stock options to purchase 518,100 shares of our common stock. 240,000 of Mr. Bedford’s options vest and become exercisable over a two-year period in equal installments of 10,000 on the last day of each calendar month beginning on July 31, 2005. At December 31, 2006, 108,525 pre-lPO options were fully vested and outstanding.

(2)          On December 27, 2004, Mr. Cooper was granted stock options to purchase 255,960 shares of our common stock. 120,000 of Mr. Cooper’s options vest and became exercisable over a two-year period in equal installments of 5,000 on the last day of each calendar month beginning on August 31, 2005. These options will become fully vested and exercisable on July 31, 2007.

(3)          On December 27, 2004, Mr. Heller was granted stock options to purchase 194,160 shares of our common stock. 120,000 of Mr. Heller’s options vested and became exercisable over a two-year period in equal installments of 5,000 on the last day of each calendar month beginning on August 31, 2005.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

	Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized On Exercise ($) (c)
Bryan K. Bedford	550,000	7,776,868	(1)
Robert Cooper	143,750	2,258,793	(2)
Wayne C. Heller	50,000	734,740	(3)

(1)          Mr. Bedford exercised (a) 25,000 stock options on January 3, 2006, with an exercise price of $1.75 and market price of $15.17; (b) 25,000 stock options on February 1, 2006, with an exercise price of $1.75 and market price of $14.72; (c) 25,000 stock options on March 1, 2006, with an exercise price of $1.75 and market price of $14.05, (d) 25,000 stock options on April 3, 2006, with an exercise price of $1.75 and market price of $14.80, (e) 25,000 stock options on May 1, 2006, with an exercise price of $1.75 and market price of $16.77, (f) 25,000 stock options on June 1, 2006, with an exercise price of $1.75 and market price of $15.26, (g) 25,000 stock options on July 3, 2006, with an exercise price of $1.75 and market price of $16.97, (h) 25,000 stock options on August 1, 2006, with an exercise price of $1.75 and market price of $16.47, (i) 110,221 stock options on August 29, 2006, with an exercise price of $1.75 and market price of $15.97, (j) 74,227 stock options on August 30, 2006, with an exercise price of $1.75 and market price of $16.00, (k) 39,956 stock options on August 31, 2006, with an exercise price of $1.75 and market price of $16.00, (l) 50,596 stock options on September 1, 2006, with an exercise price of $1.75 and market price of $15.64 (m) 25,000 stock options on October 2, 2006, with an exercise price of $1.75 and market price of $15.48, (n) 25,000 stock options on November 1, 2006, with an exercise price of $1.75 and market price of $17.71 and (o) 25,000 stock options on December 1, 2006, with an exercise price of $1.75 and market price of $17.07.

(2)          Mr. Cooper exercised (a) 8,578 stock options on July 6, 2006, with an exercise price of $1.75 and market price of $17.50; (b) 41,422 stock options on July 25, 2006, with an exercise price of $1.75 and market price of $17.50; and (c) 31,250 stock options on October 30, 2006, with an exercise price of $1.75 and market price of $16.51, (d) 35,450 stock options on October 31, 2006, with an exercise price of $1.75 and market price of $17.85, (e) 5,696 stock options on November 7, 2006, with an exercise price of $1.75 and market price of $18.00, (f) 130 stock options on November 8, 2006, with an exercise price of $1.75 and market price of $18.00 and (g) 21,251 stock options on November 13, 2006, with an exercise price of $1.75 and market price of $18.00.

(3)          Mr. Heller exercised (a) 33,300 stock options on October 31, 2006, with an exercise price of $1.75 and market price of $18.00; (b) 4,200 stock options on November 7, 2006, with an exercise price of $1.75 and market price of $18.00; and (c) 5,588 stock options on November 13, 2006, with an exercise price of $1.75 and market price of $18.00, and (d) 6,912 stock options on November 13, 2006, with an exercise price of $1.75 and market price of $18.00.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Severance Arrangements

The Compensation Committee and our Board determined that it was in our best interests to provide severance arrangements to our named executives, based on such individual’s position with us. Accordingly, the employment agreements entered into by the named executives have terms and conditions intended to provide certain payments and benefits upon an involuntary termination of the named executive’s employment or the occurrence of certain other circumstances that may affect the named executive including the executive’s termination of employment following a change in control of the Company. The amendments to the employment agreements, dated February 20, 2007, extended the term of employment until June 30, 2008 in the case of Mr. Bedford and until July 31, 2008 in the case of Messrs. Cooper and Heller. Either the Company or the named executive may terminate the employment agreement by providing the other with 30 days prior written notice of termination.

If the Company terminates the agreement or the executive’s employment for cause, or if the executive terminates the agreement or his employment other than for cause, he will not be entitled to any severance or other compensation of any kind following the effective date of such termination.

General Term.   In the event a named executive’s employment is terminated by us without cause or by the executive for cause, we will pay to the executive as severance compensation in a single lump sum the annual base salary which would have been paid to him for the remainder of the term of employment had he continued to be employed by us. In such event, Mr. Bedford’s severance payment may not be less than $337,500. Each executive officer will also receive continued medical benefits for the lesser of 12 months or the remainder of the term of employment.

We may immediately terminate a named executive’s employment for cause if the executive has (i) willfully or materially refused to perform a material part of his duties, (ii) materially breached his obligations in relation to confidential information, non-competition or non-solicitation, (iii) acted fraudulently or dishonestly to us, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of our funds or assets or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.

A named executive may terminate his employment for cause upon 20 days prior written notice to us, provided that we have the right to cure such cause within the 20-day period. In this case, cause means that (a) the duties and responsibilities of the executive have been materially diminished, (b) we have required the executive to relocate his residence from Indianapolis to another location without the consent of the officer or (c) a change of control has occurred whereby a shareholder other than Wexford Capital LLC and affiliates acquires majority voting control, other than through a public or private offering of our common stock.

Non-Competition.   Each executive officer agreed that during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not participate as an advisor, partner, joint venturer, investor, lender, consultant or in any other capacity in any business transaction (i) with respect to which he had a material personal involvement during the last 12 months of his employment or (ii) that could reasonably expected to complete with our business or operations or proposed or contemplated business or transactions that are known by the executive as of the date of such termination and contemplated by us to proceed during the 12 month period following such termination.

Non-Solicitation.   Each executive officer agreed that during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not, without our prior written consent, directly or indirectly, employ or retain, or have or cause any other person or entity or retain, any person who was employed by us while he was employed.

Confidentiality.   Each named executive agreed that he will not disclose any confidential information or trade secrets concerning the Company and its affiliates, their personnel or operations other than in the ordinary course of business or in any way use such information in a any manner which could adversely affect the business of the Company and its affiliates.

Effect on Stock Options and Restricted Stock.   Stock options and restricted stock of the named executives will become fully vested on a change in control of the Company or in the event the executive’s employment is terminated other than for “cause” as defined in the executive’s employment agreement. For this purpose, a change in control of the Company means any of the following:

•       there occurs any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, subject to certain exceptions; or any sale, lease, exchange or other transfer of all or substantially all the Company’s assets;

•       the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

•       any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

•       during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office.

If a named executive’s employment is terminated due to his death, disability or retirement, then any portion of an option that is exercisable on the date of termination will remain exercisable by the executive officer during the one year period following the date of termination. In the event of a termination due to disability or if the executive officer dies during such one-year period, then the deceased officer’s beneficiary may exercise the option, to the extent exercisable by the deceased executive officer immediately prior to his death, for a period of one year following the date of death. Retirement means the executive’s voluntary termination of employment when no ground for termination for cause exists and the executive has attained age sixty (60) or has attained age fifty-five (55) and completed at least ten (10) years of employment with the Company and its affiliates, or the executive has attained age fifty (50) and the Committee specifically determines that the termination of employment constitutes a “retirement” for purposes of the plan.

If a named executive’s employment is terminated by us for cause, then any stock option held by the executive officer will immediately terminate and cease to be exercisable.

If a named executive’s employment terminates for any other reason other than those described above or no reason, then any portion of a stock option that is exercisable on the date of termination will remain exercisable by the named executive during the 30 day period following the date of termination.

Estimated Payouts on Termination of Employment.   The following tables disclose the estimated payments and benefits that would be provided to each of Messrs. Bedford, Cooper and Heller applying the assumptions that each of the triggering events described in their respective employment agreements took place on December 31, 2006 and their last day of employment was December 31, 2006, without regard to equity grants or amendments to the named executives’ employment agreements that were approved by the Compensation Committee in February 2007. A footnote to each table indicates the amounts that would be provided to each of Messrs. Bedford, Cooper and Heller applying the assumptions that each of the triggering events described in their respective employment agreements, as amended in February 2007, took place on March 31, 2007 and their last day of employment was March 31, 2007.

These amounts are in addition to benefits payable generally to salaried employees of the Company, such as distributions under the Company’s 401(k) plan, disability benefits and accrued vacation pay. The amounts in the table with respect to stock options and restricted stock reflect the intrinsic value (that is, the value based on the Company’s stock price, and in the case of options minus the exercise price) of the equity awards that would become exercisable or vested upon the occurrence of the various types of terminations set forth below.

Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Termination by Us Without Cause or Termination by Executive for Cause(1)

	Severance Payment	Acceleration of Exercisability of Options(2)	Value of Medical Benefits	Total
Bryan Bedford	170,000	264,600	3,710	268,310
Robert Cooper	102,083	151,200	4,240	155,440
Wayne Heller	81,667	151,200	4,240	155,440

(1)          Option grants generally would vest on a termination by us of the executive without cause and upon a change in control. As of March 31, 2007, the numbers would be: severance of $620,000, acceleration of options of $1,359,800 and total of $1,979,800 for Mr. Bedford; severance of $283,333, acceleration of options of $729,700 and total of $1,013,033 for Mr. Cooper; and severance of $271,667, acceleration of options of $729,700 and total of $1,001,367 for Mr. Heller.

(2)          Based on the excess of the closing sale price our common stock on December 29, 2006 over the exercise price for each accelerated option. See the Outstanding Equity Awards at December 31, 2006 Table for additional information as of December 31, 2006.

Change in Control(1)

Acceleration of Exercisability of Options
Bryan Bedford	264,600
Robert Cooper	151,200
Wayne Heller	151,200

(1)          As of March 31, 2007, the figures would $1,359,800 for Mr. Bedford, $729,700 for Mr. Cooper and $729,700 for Mr. Heller.

AUDIT MATTERS

Deloitte & Touche LLP have been the independent auditors for the Company since 1998, and will serve in that capacity for 2007. A representative of Deloitte & Touche LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

Audit and Non-Audit Fees.

The Company incurred professional fees from Deloitte & Touche LLP, its principal auditor, for the following professional services:

Audit Fees.   Fees in the amount of $596,200 were billed or expected to be billed in 2006, and fees in the amount of $1,203,087 were billed or expected to be billed in 2005. For 2006, $575,700 related to the audit of the Company’s integrated annual consolidated financial statements and the review of the interim consolidated financial statements included in the Company’s quarterly reports. For 2005, $745,567 related to the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s quarterly reports and for the restatement of the Company’s financial statements due to the acquisition of Shuttle America. The remainder amounts of $20,500 and $457,520, respectively, related to the Company’s registration statement filed with the Securities Exchange Commission.

Audit-Related Fees.   Fees in the amount of $23,300 and $164,231 were paid in 2006 and 2005, respectively, related to the audit of the Company’s employee benefit plan and for financial accounting and reporting consultations and Sarbanes Oxley Act, Section 404 advisory services.

Tax Fees.   Fees in the amount of $257,477 and $159,195 were incurred for services provided in 2006 and 2005, respectively, related to services rendered for tax compliance, tax advice and tax planning.

All Other Fees.   The Company did not incur such fees in 2006 or 2005.

The Company’s Audit Committee has determined that the non-audit services provided by the Company’s auditors in connection with the year ended December 31, 2006 were compatible with the auditor’s independence.

Pre-Approval Policies

The Audit Committee is required to approve in advance any audit or non-audit services performed by the Company’s independent public accountants that do not meet the pre-approval standards established by the Audit Committee. The pre-approval policies and procedures established by the Audit Committee require that the Audit Committee meet with the independent auditor and financial management to review planning, the scope of the proposed services, the procedures to be utilized, and the proposed fees. During 2006, all of the audit-related fees and tax fees were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, reviewing the Company’s internal accounting procedures and considering and reporting to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of the Company and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of the Company’s financial statements.

The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Review of Audited Financial Statements.   The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2006 as prepared by management and audited by Deloitte & Touche LLP, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

Recommendation.   In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Members of the Audit Committee
Mark L. Plaumann, Chair

Lawrence J. Cohen
Mark E. Landesman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Audit Committee reviews and approves or ratifies any related party transaction that is required to be disclosed in our proxy statement.

As set forth in the Audit Committee charter, in the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•       the nature of the related person’s interest in the transaction;

•       the material terms of the transaction, including, without limitation, the amount and type of transaction;

•       the importance of the transaction to the related person;

•       the importance of the transaction to the Company;

•       whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•       any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Party Transactions

Employees of Wexford Capital LLC (“Wexford Capital”) provide certain administrative functions to the Company, including legal services and assistance with financing transactions. The Company paid Wexford Capital approximately $324,000 for these services for the year ended December 31, 2006.

On March 14, 2005, we announced that along with Wexford Capital LLC, we reached an agreement with US Airways Group, Inc. and US Airways, Inc. (“US Airways”) on an investment agreement which includes provisions for the affirmation of an amended Chautauqua Airlines Jet Service Agreement; a potential new jet services agreement with a subsidiary of the Company for the operation of Embraer 170 and 190 aircraft; a conditional $125 million equity commitment and up to $110 million in asset related financing. For Wexford Capital’s assistance in structuring the investment agreement, we paid Wexford Capital LLC $500,000 upon US Airway’s emergence from bankruptcy in September 2005 and Wexford Capital’s expenses, including the payment of approximately $660,000 in 2005 and $125,000 in 2006 to an unrelated third party consultant retained by us and Wexford Capital.

On March 16, 2007, we and WexAir LLC entered into a Stock Purchase Agreement whereby we agreed to purchase two million shares of our common stock from WexAir at a price of $20.50 per share, for total consideration of $41,000,000. Settlement of the transaction occurred on March 21, 2007.

Wexford Capital has advised the Company that it and the investment funds it manages will not enter into any transaction with the Company unless the transaction is approved by the disinterested members of the Company’s Board of Directors.

The Company’s by-laws provide that any interested party transaction involving Wexford Capital, any of its affiliates and the Company, shall be approved by a majority of the Company’s directors not otherwise affiliated with Wexford Capital or any of its affiliates.

PROPOSAL NO. 2—APPROVAL OF THE REPUBLIC AIRWAYS HOLDINGS INC.
2007 EQUITY TERM INCENTIVE PLAN.

Background

The Board of Directors has approved and adopted the Republic Airways Holdings Inc. 2007 Equity Incentive Plan (the “Plan”). The Plan will become effective on the date it is approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders. As of March 1, 2007, there were 547 shares remaining available for future grant under the 2002 Equity Incentive Plan. The Company had granted stock options and restricted stock for all 2,180,000 shares, under the 2002 Equity Incentive Plan.

The Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards and provides for specific stock option awards to non-employee directors. The Board of Directors believes that the Company’s success and long-term progress are dependent upon attracting and retaining its directors, officers, employees, consultants and advisors, and aligning the interests of such individuals with those of the stockholders. The Plan gives the Compensation Committee maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to maximize the tax deductibility of performance-based cash and stock awards payable under the Plan. Accordingly, the Company has structured the Plan in a manner that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

The closing sale price of the Company’s common stock on the NASDAQ Global Select Market on March 30, 2007 was $22.96.

Key Features of the Plan

•       Limitation on shares requested.   The maximum number of shares as to which stock options and stock awards may be granted under the Plan is 5,000,000 common shares. This represents 11.70% of our outstanding common shares as of December 31, 2006.

•       Limitation on term of stock option grants.   The term of each stock option will not exceed ten years.

•       No repricing or grant of discounted stock options.   The Plan does not permit the repricing of options or stock appreciation rights either by amending an existing award agreement or by substituting a new award at a lower price. The Plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of Company’s Class A common stock on the date of grant.

Plan Summary

The principal features of the Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan attached as Appendix A to this Proxy Statement.

General

The Plan permits the grant to employees and non-employee directors of cash and equity-based incentive compensation opportunities, including options, including incentive stock options (ISOs), non-qualified stock options (NQSOs), restricted stock, restricted stock units, performance shares, performance units, and other awards such as stock appreciation rights (SARs) and cash incentive awards. In addition, non-employee directors receive automatic grants of NQSOs.

Duration of the Plan

The Plan will be effective on the date on which it is approved by shareholders. The Plan will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time, until there are no more shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions. In no event, however, may an award be granted more than ten years after the effective date.

Administration

The Plan is administered by the Compensation Committee of our Board of Directors; however, the full Board of Directors may in its discretion make awards under the Plan. Subject to the terms of the Plan, the Compensation Committee has authority to (i) select the individuals that may participate in the Plan, (ii) prescribe the terms and conditions of each participant’s award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any award made under the Plan and (iv) take all other actions necessary to administer the Plan. The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.

Securities Covered by the Plan

Subject to adjustments as required or permitted by the Plan, the Company may issue a total of 5,000,000 shares of its common stock under the Plan. The following shares are not taken into account in applying these limitations: (i) shares covered by the unexercised portion of an option or SAR that terminates, expires, is canceled or is settled in cash, (ii) shares forfeited or repurchased under the Plan, (ii) shares covered by awards that are forfeited, canceled, terminated or settled in cash, (iv) shares withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award, and (v) shares subject to SARs or a similar award but not actually delivered in connection with the exercise or settlement of the award.

Individual Award Limitations

In any calendar year, no participant may receive (i) awards covering more than 200,000 shares. In any calendar year, the maximum an employee of the Company may receive under performance-based cash awards is the lesser of (a) $2,000,000 or (b) an amount equal to three times the employee’s annual salary for such calendar year.

Eligibility

Awards may be made under the Plan to any of the Company’s or its subsidiaries’ present or future directors, officers, employees, consultants or advisers, as well as non-employee directors. Currently, there are approximately 40 individuals eligible to participate in the Plan. For purposes of the Plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50% or in the sole discretion of the Committee, it determines that the entity is a subsidiary, notwithstanding that the Company has less than a 50% ownership interest in the entity.

Forms of Award

Stock Options and SARs.   The Company may grant stock options, that is, ISOs, that qualify as “incentive stock options” under Section 422 of the Code, as well as stock options that do not qualify as ISOs. Only employees of the Company or a subsidiary may be granted ISOs. The Company may also grant stock appreciation rights. In general, an SAR gives the holder the right to receive the appreciation in value of the shares of our common stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised. The per share exercise price of a stock option and the per share base value of an SAR may not be less than the fair market value per share of common stock on the date the option or SAR is granted. Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent stockholders: the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value per share of our common stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options and SARs. The exercise price under a stock option may be paid in cash or in any other form or manner permitted by the Compensation Committee, including without limitation, payment of previously-owned shares of our common stock, or payment pursuant to broker-assisted cashless exercise procedures. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish such exercise and other conditions applicable to an option following the termination of the director’s employment or other service with the Company and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units.   The Plan authorizes the Compensation Committee to make restricted stock awards, pursuant to which shares of the common stock are issued to designated participants subject to transfer restrictions and vesting conditions. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

Restricted stock unit awards generally consist of the right to receive shares of common stock or cash, as determined by the Committee, in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time or satisfaction of specified performance criteria. Prior to settlement, restricted stock unit awards do not carry voting, dividend or other rights associated with stock ownership; however, dividend equivalents may be payable or accrue if the Compensation Committee so determines.

Unless the Compensation Committee determines otherwise, shares of restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Other Stock-Based Awards.   The Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards, including, performance units, performance shares, bonus shares and cash incentive awards and to award equivalent rights and to provide for settlement in cash and/or shares.

Non-Employee Director Stock Options.   Each director who first becomes a Non-Employee Director after the effective date of the Plan will automatically be granted an option to purchase 10,000 shares of common stock on the first trading day following the date he or she commences service as a non-employee director (the Initial Options); and each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of common stock on the first trading day following each annual meeting of stockholders after the effective date at which such director is re-elected to the Board (the Annual Options), provided that such non-employee director did not receive an initial option during the one hundred eighty (180) day period ending on the date of such annual meeting of stockholders.

The exercise price per share covered by a director option will be equal to the fair market value of the common stock on the date of grant. If not previously exercised, each director option will expire on the tenth anniversary of its date of grant.

Each Initial Option will, subject to the director remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of common stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of common stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option will, subject to the director remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of common stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Each director option will become fully vested and exercisable upon the occurrence of a change in control of the Company. Change in control has the same meaning as in the 2002 Equity Incentive Plan described at page 26 of this proxy statement.

If a director’s service as a director of the Company terminates by reason of his or her death or disability, then generally any portion of a director option that is exercisable on the date of termination will remain exercisable by the director (or, in the event of death, the director’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, will terminate.

If a director’s service as a director of the Company terminates for any other reason, then any portion of a director option that is exercisable on the date of termination will remain exercisable by the director during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, will terminate.

Performance-Based Awards.   The Compensation Committee may also grant performance-based awards under the Plan. In general, performance-based awards provide for the payment of cash and/or shares of common stock upon the achievement of objective, predetermined performance objectives established by the Compensation Committee. Performance objectives may be based upon any one or more of the following business criteria:

•       income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

•       return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

•       cash flow return on investments, which equals net cash flows divided by owners equity;

•       gross revenues;

•       debt measures (including, without limitation, debt multiples);

•       marked value added;

•       economic value added;

•       share price (including, but not limited to, growth measures and total shareholder return);

•       cost measures, (including, but not limited to, cost per available seat mile);

•       operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, and the number of additions to our fleet of aircraft) or

•       any combination of the foregoing.

Performance objectives may be applied to an individual, a subsidiary, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation

Committee may designate. Performance objectives may be expressed in absolute or relative terms and must include an objective formula or standard for computing the amount of compensation payable to an employee if the goal is attained.

The Compensation Committee must certify in writing prior to payment of the performance award that the performance objectives and any other material terms of the award were in fact satisfied.

Adjustments of Awards

Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Company will adjust (i) the maximum number of shares of common stock which may be issued under the Plan, (ii) the maximum number of shares of common stock which may be covered by awards made to an individual in any calendar year, (iii) the number of shares of common stock subject to outstanding awards and (iv) where applicable, the exercise price, base price, target market price, or purchase price under outstanding awards, as required to equitably reflect the effect on the common stock of such transactions or changes.

Change in Control

In the event of a change in control of the Company, the Board may in its sole discretion direct that all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such change in control. Alternatively, if, as part of a change in control transaction, the stockholders of the Company receive capital stock of another corporation in exchange for their shares of common stock, the Board may direct that all options and SARs for common stock that are outstanding at the time of the change in control transaction will be converted into options or SARs (as the case may be) for shares of stock received in such change in control transaction, such that the vesting and other terms and conditions of the converted options and SARs will be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards as it deems appropriate in the context of a change in control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Generally, any outstanding options and SARs which are not exercised before a change in control involving a merger or liquidation of the Company of a sale of substantially all of the Company’s assets will thereupon terminate.

Amendment and Termination of the Plan

Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until shareholder approval is obtained.

U.S. Federal Income Tax Consequences

The grant of a stock option or SAR under the Plan is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The amount of ordinary income realized upon the exercise of an SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR. The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise. Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. The Company is not entitled to a deduction with respect to the exercise of an ISO; however, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one- and two-year holding period requirements described above.

In general, a participant will realize ordinary income with respect to common stock received pursuant to restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction. The participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of common stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares. In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares. The Company’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Company will generally be entitled to a tax deduction at that time. The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

Other awards will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and SARs, and, subject to stockholder approval of the performance objectives described herein, contingent long-term performance awards granted under the Plan will qualify as performance-based compensation not subject to the $1 million deductibility cap under Section 162(m). In addition, the Company intends to obtain stockholder approval every five years for the material terms of performance goals for such performance-based compensation as required. A number of requirements must be met in order for particular compensation to so qualify. However, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as restricted stock and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS.

New Plan Benefits

The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted to employees and executive officers of the Company under the Plan and, therefore, the Company is unable to determine the awards that will be granted in the future under the Plan. The following table sets forth the type and amount of awards that were granted to the non-employee directors during the 2006 fiscal year under the Company’s 2002 Equity Incentive Plan. The awards granted to the non-employee directors would have been the same as described below if the Plan had been in effect in 2006.

2002 Equity Incentive Plan

Name and Position	Stock Option Awards(1)
All current non-employee directors (6 people)	15,000

(1)          Represents the amounts that will be received by or allocated to each of non-employee directors under the 2007 Equity Incentive Plan.

If our stockholders do not approve the 2007 Equity Incentive Plan, the Company will not be able to grant any further equity awards to its executive officers or directors. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the 2002 Equity Incentive Plan.

Equity Compensation Plan Information

Below is a summary of the Company’s equity compensation plans as of December 31, 2006:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A).
Equity compensation plans approved by security holders
Options outstanding under the 2002 Equity Incentive Plan	1,725,577	$12.54	478,180
Warrants issued to Delta relating to code-share agreement, as amended in March, 2007	3,435,000	12.25	—
Equity compensation plans not approved by security holders	—	—	—
Total	5,160,577	$12.35	478,180

As of April 15, 2007, 2,180,000 shares were the subject of outstanding awards under the 2002 Equity Incentive Plan, with a weighted average exercise price of $14.15, and 547 shares were remaining for future issuance under the 2002 Equity Incentive Plan. In addition, as of April 15, 2007, no warrants issued to Delta relating to the code share agreement were outstanding.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTING THE COMPANY’S 2007 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors has approved an Amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) to authorize us to issue an additional 75,000,000 shares of common stock. The text of the proposed Amendment is annexed as Appendix B.

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of common stock from 75,000,000 shares to 150,000,000 shares. As of December 31, 2006, the Company had 75,000,000 authorized shares of common stock, of which 42,708,743 shares were outstanding and 2,180,000 shares were reserved for issuance under the 2002 Equity Incentive Plan, leaving the Company with only 30,111,257 authorized shares available for other possible uses. Possible business and financial uses for the additional shares of common stock include, without limitation, raising capital through the sale of common stock, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under the Company’s equity compensation plans, future stock splits, and other transactions and corporate purposes that the Board deems are in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the NASDAQ Global Market. Without limiting the foregoing, the increase in the authorized shares would provide additional shares as required for issuance in connection with the Company’s equity incentive plans, consisting of the 2002 Equity Incentive Plan, and if approved by the shareholders at the Annual Meeting, the 2007 Equity Incentive Plan. Other than the reservation of shares in connection with such equity incentive plans, the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock of the Company. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

The Company could also use the additional shares of common stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the common stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTING AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

STOCKHOLDER PROPOSALS

Proposals of Security Holders for 2008 Annual Meeting

Stockholders desiring to submit proposals for the Proxy Statement for the 2008 Annual Meeting will be required to submit them to the Company in writing on or before January 1, 2008. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. Proposals should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

Stockholder proxies obtained by our Board of Directors in connection with our 2008 Annual Meeting will confer on the proxies discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary not earlier than February 15, 2008 and no later than March 16, 2008. Notices of intention to present proposals at the 2008 Annual Meeting should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to communicate with the Company’s Board of Directors should send their correspondence to the Republic Airways Holdings Board of Directors, c/o the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268. Communications may be addressed to the entire Board, to a committee of the Board, or to an individual director. The Secretary or the Secretary’s designee will conduct a preliminary review of stockholder communications and decide the timing and appropriate process for providing such communications to the Board, to the committee or to the individual director to whom the communication was addressed.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

LIMITATION ON VOTING BY FOREIGN OWNERS

Our certificate of incorporation provides that shares of capital stock may not be voted by, or at the direction of, persons who are not citizens of the United States if the number of such shares would exceed applicable foreign ownership restrictions. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. Our certificate of incorporation also gives us the right to redeem or suspend the voting rights of our capital stock to enable us to comply with applicable restrictions. For purposes of the certificate of incorporation, “U.S. citizen” means:

•       an individual who is a citizen of the United States;

•       a partnership each of whose partners is an individual who is a citizen of the United States; or

•       a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

In addition, the U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by U.S. citizens, and has indicated that the ownership of less than 50% of an air carrier’s total equity securities by non-U.S. citizens, taken alone, is not indicative of foreign control of the airline.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors
ROBERT H. COOPER
Secretary
Dated: April 30, 2007

A FULL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: REPUBLIC AIRWAYS HOLDINGS INC., ATTENTION: SECRETARY, 8909 PURDUE ROAD, SUITE 300, INDIANAPOLIS, INDIANA 46268.

APPENDIX A

Republic Airways Holdings Inc.
EQUITY INCENTIVE PLAN

ARTICLE 1
GENERAL PLAN INFORMATION

1.1   Background.   The Plan permits the grant to Employees and Non-Employee Directors of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards. In addition, Non-Employee Directors shall receive automatic grants of NQSOs pursuant to Section 9.6 hereof.

1.2   Objectives.   The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3   Duration of the Plan.   The Plan shall be effective on the date on which it is approved by shareholders. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time, until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions. In no event, however, may an Award be granted more than ten years after the Effective Date.

ARTICLE 2
DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1   “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.2   “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.5   “Change in Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date—

(a)   there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the common stock would be converted into cash, securities or other property, other than (i) a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(b)   the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(c)   any person (as such term is used in Sections 13(d) and 14(d)2 of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

(d)   during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.6   “Code” means the Internal Revenue Code of 1986, as amended.

2.7   “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8   “Company” means Republic Airways Holdings Inc., a Delaware corporation, and any successor thereto.

2.9   “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.10   Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.11   “Employee” means any employee or consultant of the Company or a Subsidiary.

2.12   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13   “Fair Market Value” means the fair market value of a share of common stock on any date as determined by the Committee in its sole discretion; provided that (a) if the shares of common stock are admitted to trading on a national securities exchange, fair market value of a share of common stock on any date shall be the closing sale price reported for such share on such exchange on such date, or (b) if the shares of common stock are not so admitted but are subject to quotation on the OTC Bulletin Board or another comparable quotation system administered by the National Association of Securities Dealers, the fair market value of a share of common stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date provided that both bid and ask prices were reported on such date.

2.14   “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15   “Non-Employee Director” means any individual who is a member of the Board or of the board of directors (or comparable governing body) of a Subsidiary, and who is not an Employee.

2.16   “NQSO” means an Option that is not designated by the Committee as an ISO.

2.17   “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.18   “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.19   “Participant” means an Employee or Non-Employee Director who has been selected to receive an Award or who holds an outstanding Award.

2.20   “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.21   “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.22   “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.23   “Plan” means the Republic Airways Holdings Inc. Equity Incentive Plan, as it is set forth herein and as it may be amended from time to time.

2.24   “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.25   “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.26   “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.27   “Share” means a share of the Company’s common stock, $.001 par value.

2.28   “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.29   “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.30   “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient” stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.31   “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3
ADMINISTRATION

3.1   General.   Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided however that, the Board may, in its sole discretion, make awards under the Plan. The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2   Authority of the Committee.   Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3   Delegation of Authority.   Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4   Decisions Binding.   All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5   Performance-Based Awards.   For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1   Number of Shares Issuable under the Plan.   Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 5,000,000 Shares. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.

4.2   Individual Award Limitations.   The maximum aggregate number of Shares with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 200,000 Shares. The maximum amount an Employee may earn for any calendar year under Cash Incentive Awards granted to such Employee is the lesser of (a) $2,000,000 or (b) an amount equal to three times the Employee’s annual salary for such calendar year.

4.3   Adjustments in Authorized Shares.   In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limit set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1   Eligibility.   All Employees and Non-Employee Directors are eligible to participate in the Plan. Only employees of the Company or a Subsidiary may be granted ISOs.

5.2   Actual Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award. Subject to Article 10 of the Plan, the Board shall determine the Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors.

ARTICLE 6
STOCK OPTIONS

6.1   Grant of Options.   Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2   Option Exercise Price.   The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than one hundred percent (110%) of the Fair Market Value of a Share on the date the Option is granted. The Committee may not re-price a previously granted Option. The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3   Term of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4   Exercise of Options.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5   Payment.   When an Option is exercised, the Option exercise price shall be payable to the Company in full either:

(a)   In cash or its equivalent; or

(b)   if allowed by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option exercise price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option exercise price); or

(c)   if allowed by the Committee, by a combination of (a) and (b).

The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company shall deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6   Limitations on ISOs.   Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

6.6.1   Fair Market Value Limitation.   The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

6.6.2   Code Section 422.   ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2   Restrictions.

(a)   The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b)   The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c)   Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3   Voting Rights.   Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4   Dividends and other Distributions.   At the discretion of the Committee, during the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5   Restricted Stock Units.   In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 6.2 above). Each Restricted Stock Unit shall have the value of one Share. Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

ARTICLE 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1   Grant of Performance Units/Shares.   Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2   Value of Performance Units/Shares.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3   Earning Performance Units/Shares.   Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4   Form and Timing of Payment of Performance Units/Shares.

8.4.1   Distributions.   Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.4.2   Dividends.   At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

ARTICLE 9
OTHER AWARDS

9.1   General.   Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2   Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

9.3   Term of SARs.   The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4   Payment of SAR Amount.   Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)   the excess of the Fair Market Value of a Share on the date of exercise over the grant price, by

(b)   the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5   Cash Incentive Awards.   Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed consistent with the requirements of Section 409A of the Code.

ARTICLE 10
NON-EMPLOYEE DIRECTOR STOCK OPTIONS

10.1   Option to Purchase Shares.   Subject to adjustments pursuant to Section 4.3 hereof, without further action by the Board or the stockholders of the Company:

(a)   each director who first becomes a Non-Employee Director after the Effective Date shall automatically be granted an option to purchase 10,000 shares of common stock on the first trading day following the date he or she commences service as a Non-Employee Director (the “Initial Options”); and

(b)   each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of common stock on the first trading day following each Annual Meeting of Stockholders after the Effective Date at which such director is re-elected to the Board, provided that such Non-Employee Director did not receive an Initial Option during the one hundred eighty (180) day period ending on the date of such Annual Meeting of Stockholders (the “Annual Options” and, collectively with the Initial Options, the” Director Options”).

10.2   Exercise Price.   The exercise price per share covered by a Director Option shall be equal to the Fair Market Value of the common stock on the date of grant.

10.3   Term of Director Options.   Except as otherwise provided herein, if not previously exercised, each Director Option shall expire on the tenth (10th) anniversary of its date of grant.

10.4   Vesting of Director Options.   Each Initial Option shall, subject to the optionee remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of common stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of common stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option shall, subject to the optionee Remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of common stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Each Director Option shall become fully vested and exercisable upon the occurrence of a Change in Control of the Company, subject to Article 16 hereof.

10.5   Method of Exercise.   Once vested and exercisable, a Director Option may be exercised by transmitting to the Company (a) a notice specifying the number of shares to be purchased and (b) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent. Payment, in whole or in part, of the exercise price of a Director Option may also be made (i) if the common stock is publicly traded, by means of a cashless exercise procedure approved by the Committee, (ii) to the extent permitted by the Committee, in the form of unrestricted shares of common stock which, (x) in the case shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of common stock as to which such option shall be exercised, or (iii) to the extent permitted by the Committee, any combination of the foregoing.

10.6   Effect of Termination of Service as a Director:

10.6.1   (a)   Termination by reason of death or disability.   If an optionee’s service as a director of the Company terminates by reason of his or her death or Disability, then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee (or, in the event of death, the optionee’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the optionee dies during such one-year period, then the deceased optionee’s beneficiary may exercise the Director Option, to the extent exercisable by the deceased optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

10.6.2   (b)   Other Termination.   If an optionee’s service as a director of the Company terminates for any other reason (other than those described in Section 10.6(a) above), then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

ARTICLE 11
AWARD AGREEMENTS

11.1   In General.   Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify—

(a)   in the case of an Option or SAR, the number of the Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b)   in the case of Restricted Stock or Restricted Stock Units, the number of Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c)   in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d)   in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

11.2   Severance from Service.   Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

11.3   Restrictions on Transferability.   Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

11.4   Uniformity Not Required.   The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 12
PERFORMANCE MEASURES

12.1   Performance Criteria.   Unless and until the Company’s stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a subsidiary level, or at an operating unit level, and may be applied to an individual or a group of persons, and shall be chosen from among, and may include any combination of, the following:

(a)   Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b)   Return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c)   Cash flow return on investments, which equals net cash flows divided by owners equity;

(d)   Gross revenues;

(e)   Debt measures (including, without limitation, debt multiples);

(f)    Marked value added;

(g)   Economic value added;

(h)   Share price (including, but not limited to, growth measures and total shareholder return);

(i)    Cost measures, (including, but not limited to, cost per available seat mile); and

(j)    Operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, and the number of additions to our fleet of aircraft).

12.2   Adjustments.   The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

12.3   Certification.   In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 13
BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 14
DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 15
NO RIGHT TO EMPLOYMENT OR PARTICIPATION

15.1   Employment.   The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

15.2   Participation.   No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 16
CHANGE IN CONTROL

In the event of a Change in Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change in Control; or (b) if, as part of a Change in Control transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of common stock (whether or not such Exchange Stock is the sole consideration), all options and SARs for common stock that are outstanding at the time of the Change in Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change in Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Any outstanding options and SARs which are not exercised before a Change in Control described in Section 2.5(a) or (b) shall thereupon terminate.

ARTICLE 17
AMENDMENT AND TERMINATION

17.1   Amendment and Termination.   Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until shareholder approval is obtained.

17.2     Outstanding Awards.   Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 18
TAX WITHHOLDING

18.1     Tax Withholding.   The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

18.2     Share Withholding.   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 19
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20
LEGAL CONSTRUCTION

20.1     Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.2     Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.3     Section 409A Compliance.   Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

20.4     Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

APPENDIX B

CERTIFICATE OF AMENDMENT

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REPUBLIC AIRWAYS HOLDINGS INC.

Republic Airways Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

ONE:   That, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) and declaring this Amendment advisable.

TWO:   That this Amendment has been consented to and duly approved and adopted by a majority of the total voting power of the issued and outstanding common stock of the Corporation, present in person or proxy at the annual meeting, in accordance with the provisions of Section 216 and Section 242 of the DGCL and the Tenth Paragraph of Article Three of the Amended and Restated Certificate of Incorporation.

THREE:   That first sentence of the Fourth Paragraph of Article Three of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety so that the same shall be and read as follows:

“FOURTH:   The total number of shares of stock which the corporation shall have the authority to issue is One Hundred Fifty Five Million (155,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock, with both Common and Preferred Stock having a par value of $.001 per share.”

FOUR:   That this Amendment shall be effective on its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer this        day of June, 2007.

REPUBLIC AIRWAYS HOLDINGS INC.

Name:	Robert H. Cooper
Title:	Executive Vice President and Secretary

B-1

REPUBLIC AIRWAYS HOLDINGS INC.
This Proxy Is Solicited By The Board of Directors

The undersigned stockholder of Republic Airways Holdings Inc. (the “Corporation”), do hereby nominate, constitute and appoint Bryan K. Bedford and Robert H. Cooper, or any or more of them, my true and lawful proxy and attorney(s), with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.001 per share, of the Corporation, held in my name on its books as of April 25, 2007, at the 2007 Annual Meeting of Stockholders to be held on June 6, 2007.

Proxy Voting Instructions
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. We believe our procedures for Internet voting are valid under Delaware law.

Internet		Telephone		Mail
Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you call.	OR	Call toll-free 1-800- PROXIES (1-800-776- 9437) from any touch- tone telephone and follow the instructions. Have your proxy card available when you call.	OR	Date, sign and mail your proxy card in the envelope provided as soon as possible.

ANNUAL MEETING OF STOCKHOLDERS OF

REPUBLIC AIRWAYS HOLDINGS INC.

June 6, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INC AS SHOWN HERE ☒

1. Election of the following Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (see instructions below)

Nominees:	O Bryan K. Bedford
O Lawrence J. Cohen
O Joseph M. Jacobs
O Douglas J. Lambert
O Mark E. Landesman
O Jay L. Maymudes
O Mark L. Plaumann

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

2. Approval of 2007 Equity Incentive Plan

☐	FOR

☐	AGAINST

☐	ABSTAIN

3. Approval of Amendment to Amended and Restated Certificate of Incorporation

☐	FOR

☐	AGAINST

☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2007 Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE.  IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CAN NOT BE VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Stockholder	Date

Signature of Stockholder	Date